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                                                                     EXHIBIT 3.1

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   KOLL, INC.



          The undersigned, Raymond E. Wirta, hereby certifies that:

          1. He is the duly elected, qualified and acting Chief Executive Officer of Koll, Inc. (the "Company").

          2. The Company's original Certificate of Incorporation was filed with the Secretary of State of Delaware on May 20, 1994, under the name "KMS Holding Corporation."

          3. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, and having been duly adopted in accordance therewith, this Restated Certificate of Incorporation restates and integrates and amends the provisions of the Certificate of Incorporation of this Company, as it may have heretofore been amended or supplemented.

          4. The text of the Certificate of Incorporation of the Company, as it may have heretofore been amended or supplemented, is hereby further amended and restated to read in its entirety as follows:


                                   ARTICLE I
                                   ---------

          The name of the corporation is Koll Real Estate Services (the "Company").


                                   ARTICLE II
                                   ----------

          The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name and address of the Company's registered agent in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801.

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                                  ARTICLE III
                                  -----------

          The purpose of the Company is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code.


                                   ARTICLE IV
                                   ----------

          The total number of shares of stock which the Company shall have authority to issue is Thirty-Seven Million (37,000,000), to be divided into two classes consisting of (i) Two Million (2,000,000) shares of preferred stock, $0.01 par value per share, to be designated as "Preferred Stock," and (ii) Thirty-Five Million (35,000,000) shares of common stock, $0.01 par value per share, to be designated as "Common Stock."

          The Board of Directors of the Company (the "Board") is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more classes or series, with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board, and as are not stated and expressed in this Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

          (a) the designation of and number of shares constituting such series;

          (b) the dividend rate of such class or series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or series of the same class or of any other class or series of any class of capital stock and whether such dividends shall be cumulative or noncumulative;

          (c) whether the shares of such series shall be subject to redemption by this Company, and, if made subject to such redemption, the times, prices, and other terms and conditions of such redemption;

          (d) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

          (e) whether or not the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of this Company, and, if provision be made for conversion or

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exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

          (f) whether or not the shares of such class or series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms and conditions of such voting rights;

          (g) the restrictions, if any, on the issue or reissue of any additional Preferred Stock;

          (h) the rights of the holders of the shares of such class or series upon the dissolution of, or upon the distribution of assets of, this Company; and

          (i) such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations, and restrictions thereof, as the Board shall determine.


                                   ARTICLE V
                                   ---------

          The business and affairs of the Company shall be managed by and under the direction of the Board of Directors. The exact number of directors of the Company shall be fixed by or in the manner provided in the Bylaws of the Company (the "Bylaws").


                                   ARTICLE VI
                                   ----------

          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          (a) to adopt, repeal, rescind, alter or amend in any respect the Bylaws, and to confer in the Bylaws powers and authorities upon the directors of the Company in addition to the powers and authorities expressly conferred upon them by statute;

          (b) from time to time to set apart out of any funds or assets of the Company available for dividends an amount or amounts to be reserved as working capital or for any other lawful purpose and to abolish any reserve so created and to determine whether any, and, if any, what part, of the surplus the Company or its net profits applicable to dividends shall be declared in dividends and paid to its stockholders, and all rights of the holders of stock of the Company in respect to dividends shall be subject to the power of the Board of Directors so to do;

          (c) subject to the laws of the State of Delaware, from time to time to sell, lease or otherwise dispose of any part or parts of the properties of the Company and to cease

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to conduct the business connected therewith or again to resume the same, as it may deem best; and

          (d) in addition to the powers and authorities hereinbefore and by the laws of the State of Delaware conferred upon the Board of Directors, to execute all such powers and to do all acts and things as may be exercised or done by the Company; subject, nevertheless, to the express provisions of said laws, of the Certificate of Incorporation of the Company and its Bylaws.


                                  ARTICLE VII
                                  -----------

          Meetings of stockholders of the Company may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Company may be kept (subject to any provision of applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.


                                  ARTICLE VIII
                                  ------------

          The Company reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.


                                   ARTICLE IX
                                   ----------

          A Director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended or (iv) for any transaction from which the director derived an improper benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a Director of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. No amendment to or repeal of this Article IX shall apply to or have any affect on the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

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          5.   The foregoing Restated Certificate of Incorporation has been approved by the Company's Board of Directors by written consent in accordance with Section 141(f) of the General Corporation Law of the State of Delaware.

          6. The foregoing Restated Certificate of Incorporation has been approved by the stockholders of the Company by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware, and written notice thereof has been given as provided in such Section 228.


          IN WITNESS WHEREOF, the Company has caused this Restated Certificate of Incorporation to be signed by Raymond E. Wirta, its Chief Executive Officer, this 16th day of August 1996.


                                    By:  /s/ RAYMOND E. WIRTA
                                         ----------------------------
                                         Raymond E. Wirta
                                         Chief Executive Officer

114237.1

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                            KMS HOLDING CORPORATION

                             OFFICER'S CERTIFICATE


        Reference is made to the desire of KMS Holding Corporation, a Delaware corporation (the "Company"), to amend and restate its Certificate of Incorporation to, among other things, change the name of the Company to "Koll Real Estate Services." Reference is also made to Sections 102(a)(1) and 103 of the Delaware General Corporation Law which permit the Delaware Division of Corporations to waive the requirement that the name of the Company contain one of the terms listed in Section 102(a)(1) that indicate the legal status of the Company if the Company files a certificate stating that its total assets are not less than ten (10) million dollars.

        I, Raymond E. Wirta, on behalf of the Company, hereby certify as follows:

        1. I am the duly elected and acting Chief Executive Officer of the Company.

        2. The Company's "total assets," as that term is defined in Section 503(i) of the Delaware General Corporation Law, are not less than, and are substantially in excess of, ten (10) million dollars.

        IN WITNESS WHEREOF, this Certificate has been executed as of the 16th day of August 1996.

                                  /s/ Raymond E. Wirta
                                  ------------------------------------------
                                  Raymond E. Wirta, Chief Executive Officer